EXHIBIT 10.2

SECOND AMENDMENT

TO

EXECUTIVE EMPLOYMENT AGREEMENT (DEE)

Pursuant to Section 14 of the Executive Employment Agreement effective as of August 31, 2001 (the “Agreement”) entitled “Waiver; Modification,” the parties to the Agreement hereby modify the Agreement in this Second Amendment (“Amendment”) as provided below.

Section 4 (c) shall be amended by adding a new subsection 4(c) (v) as follows:

(v) DEFERRED COMPENSATION: The Company shall contribute a predetermined amount monthly , as determined by the Company’s Compensation Committee to the deferred compensation account of Officer, such account to be maintained under the Company’s deferred compensation plan as in First State Bancorporation Deferred Compensation Plan (as in effect prior to 2005) (“Plan”).

Section 6(b)(iii) and 6(c)(iii) shall be amended by deleting the provisions in their entirety and by replacing them with the following sentence:

Continued participation in the Company’s fringe benefits set forth in Section 4(c); provided, however, that such continuation of benefits after termination shall not apply to those fringe benefits which require a minimum number of hours of employment for participation, such as 401k, life insurance and other employee insurance. The Company shall purchase medical benefits and insurance equivalent to the Company’s medical insurance and benefits coverage on the date of termination for the severance period; provided, however, if the Officer secures equivalent coverage for continued medical benefits and insurance for the severance period the cost of such coverage shall be reimbursed for the severance term.

The Officer, to the extent determined to be nondiscriminatory under the Company’s qualified employee benefit plans, shall become fully vested in his benefits under such plans. Additionally, the Officer shall become fully vested with respect to any of the Company’s non-qualified benefit plans in which he is a participant.

All other provisions of the Agreement and the First Amendment to the Agreement shall remain in full force except as amended by this Amendment.

Dated this 25th day of July 2007

FIRST STATE BANCORPORATION

BY:	/S/ MICHAEL R. STANFORD
TITLE:	PRESIDENT AND CEO

EXECUTIVE

/S/ H. PATRICK DEE
H. PATRICK DEE

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